UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010, (May 5, 2010)

Comm Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-17455	23-2242292
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 North State Street, Clarks Summit, PA	18411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (570)586-0377

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 6, 2010, the Joint Audit Committee of Comm Bancorp, Inc. (the “Company”) concluded, based on the recommendation of management, that the Company’s consolidated financial statements for the fiscal year ended December 31, 2009, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 29, 2010, should be restated to correct errors in the recognition, measurement, presentation and disclosure of the Company’s allowance for loan losses because of the misuse of facts that existed at the time these consolidated financial statements were prepared.

In addition, the Company will, accordingly, amend the call reports of its wholly-owned subsidiary, Community Bank and Trust Company, for the year ended December 31, 2009 and the quarter ended March 31, 2010.

This restatement is the result of a misunderstanding between management and the Federal Reserve Board (“FRB”) as to the methodology, i.e., model, to be used by the Company in determining the estimate for the allowance for loan losses under generally accepted accounting principles (“GAAP”). Management was of the opinion that the Company’s model to determine the allowance for loan losses was in accordance with applicable supervisory guidance as provided by the FRB in 2009 and GAAP. The Company was informed on May 5, 2010, by the FRB that the Company did not comply with the FRB supervisory guidance, and, therefore, must restate its consolidated financial statements for the year ended December 31, 2009.

Such restatement for the year ended December 31, 2009, will cause the following to occur:

•	the allowance for loan losses will increase from $10,461,698 to $17,461,698;

•	earnings will change from net income of $50,000 to a net loss of $4,570,000;

•	stockholders’ equity will decrease from $54,954,285 to $50,334,285;

•	book value per share will decrease from $31.93 to $29.25; and

•	earnings per share will change from net income per share of $0.03 to a net loss per share of $2.65.

The Company’s independent registered public accounting firm and management are still in the process of reviewing these corrections, and, therefore, these amounts could change at the time the Company files a Form 10-K/A.

The Company’s consolidated financial statements for the fiscal year ended December 31, 2009, should no longer be relied upon. The Company intends to file an amended annual report on Form 10-K/A as soon as practicable.

Management has reassessed the effect of this restatement on its internal controls over financial reporting and disclosure controls and procedures and found such controls to be ineffective as of December 31, 2009. Accordingly, management is in the process of remediating the weaknesses that led to the restatement of the Company’s consolidated financial statements as of and for the year ended December 31, 2009.

This Current Report includes forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In particular, this Current Report includes forward-looking statements regarding the Company’s change in its allowance for loan losses, and the effect such change will have on the Company’s financial statements. These statements are subject to certain risks and uncertainties including risks relating to the Company’s ability to find qualified borrowers, changes in consumer confidence, changes in general economic climate, unforeseen action taken by regulators and the other risks set forth in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Comm Bancorp, Inc.
(Registrant)

Date: May 12, 2010

By:/s/ Scott A. Seasock

Scott A. Seasock
Executive Vice President
and Chief Financial Officer
(Principal Financial Officer)

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